UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2006

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.:	03-573898
(State or other jurisdiction of incorporation or organization)	0-51952	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-1415

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2 of Form 8-K, the following information and the exhibits referenced therein is being furnished pursuant to Item 7.01 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On November 14, 2006, Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P. announced that Brian L. Cantrell, the Senior Vice President and Chief Financial Officer of each limited partnership, will make a presentation at the Second Annual RBC Capital Market MLP Conference in Dallas, Texas at 11:00 a.m. Central time on Friday, November 17, 2006.

The audio portion of Mr. Cantrell’s presentation will be available via webcast and for replay for 30-days following the conference at http://www.wsw.com/webcast/rbc57/arlp. The related presentation materials will be available November 17, 2006 on both Alliance Resource Partners’ website (http://www.arlp.com) and Alliance Holdings GP’s website (http://www.ahgp.com) under “Investor Information” and “Investor Presentations.”

A copy of the press release and presentation materials are attached hereto as, respectively, Exhibit 99.1 and Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P. press release dated as of November 14, 2006.

99.2	Presentation materials for the RBC Capital Market’s Second Annual MLP Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: November 17, 2006

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